Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of May 1999
                      Distribution Date of June 15, 1999
                           Servicer Certificate #20

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20

Beginning Pool Balance                                    $250,874,438.10
Beginning Pool Factor                                           0.5017545

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,301,319.84
     Interest Collected                                     $1,948,131.95

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $467,870.87
Total Additional Deposits                                     $467,870.87

Repos / Chargeoffs                                            $412,197.74
Aggregate Number of Notes Charged Off                                 137

Total Available Funds                                      $15,717,322.66

Ending Pool Balance                                       $237,160,920.52
Ending Pool Factor                                              0.4743272

Servicing Fee                                                 $209,062.03

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $13,709,790.09
     Target Percentage                                               5.25%
     Target Balance                                        $12,450,948.33
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,258,841.76)
     Ending Balance                                        $12,450,948.33

Current Weighted Average APR:                                       9.734%
Current Weighted Average Remaining Term (months):                   33.70

Delinquencies                                           Dollars         Notes
     Installments:              1 - 30 days          $2,359,934.46      1,667
                                31 - 60 days           $597,528.09        445
                                60+  days              $159,352.66         85

     Total:                                          $3,116,815.21      1,677

     Balances:                  60+  days            $2,502,298.88         85

Memo Item - Reserve Account
     Prior Month                                    $13,170,908.00
+    Invest. Income                                     $53,513.69
+    Excess Serv.                                      $485,368.40
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $13,709,790.09

Exhibit 20.5
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of May 1999

                                                                        NOTES
                                                  (Money Market)
                                    TOTAL          CLASS A - 1     CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                               $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                              5.722%          5.956%           6.200%           6.300%          6.300%

Beginning Pool Balance         $250,874,438.10
Ending Pool Balance            $237,160,920.52

Collected Principal             $13,301,319.84
Collected Interest               $1,948,131.95
Charge - Offs                      $412,197.74
Liquidation Proceeds / Recoveries  $467,870.87
Servicing                          $209,062.03
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $15,508,260.63

Beginning Balance              $250,874,438.10            $0.00           $0.00   $92,593,832.78  $149,500,000.00   $8,780,605.32

Interest Due                     $1,309,374.65            $0.00           $0.00      $478,401.47      $784,875.00      $46,098.18
Interest Paid                    $1,309,374.65            $0.00           $0.00      $478,401.47      $784,875.00      $46,098.18
Principal Due                   $13,713,517.58            $0.00           $0.00   $13,233,544.46            $0.00     $479,973.12
Principal Paid                  $13,713,517.58            $0.00           $0.00   $13,233,544.46            $0.00     $479,973.12

Ending Balance                 $237,160,920.52            $0.00           $0.00   $79,360,288.32  $149,500,000.00   $8,300,632.20
Note / Certificate Pool Factor                           0.0000          0.0000           0.6012           1.0000          0.4743
   (Ending Balance / Original Pool Amount)
Total Distributions             $15,022,892.23            $0.00           $0.00   $13,711,945.93      $784,875.00     $526,071.30

Interest Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                   $485,368.40
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $13,709,790.09
(Release) / Draw                ($1,258,841.76)
Ending Reserve Acct Balance     $12,450,948.33

Exhibit 20.5
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of May 1999

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  5                     4                       3                      2                   1
                               Jan-99                Feb-99                 Mar-99                  Apr-99              May-99
Beginning Pool Balance    $295,700,809.42        $284,201,336.40         $274,065,370.73        $261,935,149.14     $250,874,438.10

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $427,173.09            $528,823.84             $429,345.46            $886,606.97         $412,197.74
    Recoveries                $562,558.89            $454,627.53             $854,132.53            $219,894.06         $467,870.87

Total Charged Off (Months 5, 4, 3)                 $1,385,342.39
Total Recoveries (Months 3, 2, 1)                  $1,541,897.46
Net Loss / (Recoveries) for 3 Mos                   ($156,555.07)(a)

Total Balance (Months 5, 4, 3)                   $853,967,516.55(b)

Loss Ratio Annualized  [(a/b) * (12)]                  -0.21999%

Trigger:  Is Ratio > 1.5%                                     No
                                                                            Mar-99                  Apr-99              May-99

B)   Delinquency Trigger:                                                  $3,740,380.03          $2,377,891.74       $2,502,298.88
     Balance delinquency 60+ days                                               1.36478%               0.90782%            0.99743%
     As % of Beginning Pool Balance                                             1.28869%               1.24289%            1.09001%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       2.49022%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer